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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement of LEAR SEATING Corporation of our report dated August 23, 1995 with respect to the balance sheet of Plastifol GmbH & Co. KG as of 31 December 1994 and the related profit and loss account and cash flow statement for the year then ended which report appears in the Form 8-K of LEAR SEATING Corporation filed on August 28, 1995.



                                      /s/ KPMG Deutsche Treuhand-Gesellschaft



                                      KPMG DEUTSCHE TREUHAND-GESELLSCHAFT



Munich, Germany


  September 19, 1995